EXHIBIT 10.1
                               ADVISORY AGREEMENT

                  Agreement (the "Agreement") dated as of April 22, 2003, by and between Hy-Tech Technologies Group, Inc. and its subsidiaries, (hereinafter referred to as the "Company"), the Gary F. McNear Revocable Trust dated March 17, 1998 ("Gary Trust"), Susan M. McNear Revocable Trust dated March 17, 1998 ("Susan Trust"), Craig W. Conklin Revocable Trust dated April 19, 2000 ("Craig Trust"), Margaret L. Conklin Revocable Trust dated April 19, 2000 ("Margaret Trust") and Altos Bancorp Inc., (hereinafter referred to as the "Advisor.")

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth:

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

                  SECTION 1.  RETENTION.

                  (a) The Company hereby retains the Advisor on an exclusive basis to perform the services set forth in Section 1 (b) below during the one
(1) year period, which shall be renewable upon written agreement of the parties for additional six-month periods (the initial one-year period and any renewals thereof, the "Term"), commencing on the date hereof, and the Advisor hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability. During the Term, the Advisor shall report directly to the President of the Company or the President of the Company shall designate another senior officer.

                  (b) The Advisor shall serve as a business advisor to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities including, without limitation, the following:

                           (i) study and review of the business, operations, and
historical financial performance of the Company (based upon management's forecast of financial performance) so as to enable the Advisor to provide advice to the Company;

                           (ii) assist the Company in  attempting  to  formulate
the best strategy to meet the Company's working capital and capital resource needs;

                           (iii)  assist  in the  formulation  of the  terms and
structure of any reasonable proposed business combination transaction involving the Company;

                           (iv)  assist  in the  presentation  to the  Board  of
Directors of the Company of any proposed transaction;

                           (v) advise the  Company in the  preparation  of press
releases and other communications with the financial and investment communities;

                           (vi)  assist the  Company in its  efforts to have its
securities listed on a nationally listed stock exchange by analyzing the quantitative and qualitative requirements as required by any exchange, including but not limited to (A) net tangible assets or market capitalization or shareholders equity or net income, (B) public float of the Company's common stock, (C) market-makers, (D) shareholders, (E) corporate governance requirements, (F) independent directors, (G) audit and compensation committees and (H) assist, where necessary, in an effort to enable the Company to obtain an exchange listing and to be in a position to remain continuously listed thereafter; and

                           (vii)  introduce the Company to potential  lenders of
funds as well as to potential investors (whether such investment is in the form of debt and/or equity financing or some combination thereof).


                   SECTION 2.       COMPENSATION.

                  (a) If the Advisor introduces the Company to any provider of an equity financing (the "Equity Financing") which the Company closes, the Company shall pay the Advisor a fee consisting of (i) cash in an amount equal to ten percent (10%) of the total gross cash proceeds of the Equity Financing and
(ii) warrants to purchase such number of shares of the Company's common stock (the "Common Stock") as shall equal ten percent (10%) of the shares of the Common Stock issued or to be issued upon conversion and/or exercise in the Equity Financing on a post-financing, fully-diluted basis at an exercise price of $0.01 per share and exercisable, in whole or in part, during the five (5) year period commencing on the issuance date of such warrants (the "Warrant Fee"). The Warrant Fee, at the option of the Advisor, may be paid for in cash or by an exchange as a "cashless exercise."

                  (b) If the Advisor introduces the Company to any merger candidate or facilitates a merger or acquisition with a public or private company (the "Merger"), which the Company closes, the Company shall pay the Advisor a fee consisting of (i) cash in an amount equal to ten percent (10%) of the total gross cash proceeds of the Merger and (ii) a Warrant Fee equal to ten percent (10%) of the shares of the Common Stock issued or to be issued upon conversion and/or exercise in the Merger on a post-financing, fully-diluted basis. The Warrant Fee, at the option of the Advisor, may be paid for in cash or by an exchange as a "cashless exercise." In the event the Company is not the surviving entity of the Merger, then the Warrant Fee shall be issued and convertible into the common stock of such surviving entity.
                  .
                  (c) If the Advisor introduces the Company to sources (individually, the "Advisor Source") who provide any of the following capital related instruments for the Company (each a "Transaction"), the Company shall pay the Advisor a cash fee at closing based upon the total face value of the Transaction in accordance with the following schedule: (i) six percent (6%) of any debt financing; (ii) three percent (3%) of any revolving credit line; (iii) two percent (2%) of any credit enhancement instrument, including on an insured

Advisor Initial:________                             Company Initial:_______
or guaranteed basis; and (iv) ten percent (10%) of any revenue-producing contract, fee-sharing arrangement, or similar agreement. This obligation shall survive for a period of two (2) years from the date of execution of the agreement for each Transaction.

                  (d) In the event an Advisor Source provides an Equity Financing and/or a Transaction to satisfy the Company's obligation to SunTrust Bank, as defined herein, then upon the closing of such event (i) the Company agrees to grant to Advisor option to purchase Ten Million (10,000,000) shares of the Common Stock currently owned by the persons listed in Schedule B attached hereto (the "SunTrust Option Fee") in addition to all compensation set forth in
Section 2 (a) and (b); and (ii) the persons listed in Schedule B attached hereto agree to grant a proxy on all of the shares of Common Stock which appear next to their respective names to the Advisor. The SunTrust Option Fee shall be paid in accordance with all the terms and conditions of a Warrant Fee as provided herein, including but not limited to registration rights on the Shares underlying the SunTrust Option Fee. The SunTrust obligation will be deemed satisfied for the purposes of this Agreement upon the execution of any financing mechanism that combines the actual payment of funds with any "firm commitment" from an institutional fund for a "PIPE", or similar type investment, which includes the satisfaction of the Company's written settlement with SunTrust on matters relating to the Company, Hy-Tech Computer Systems, Inc, Gary F. McNear and Craig W. Conklin. The Advisor will have the right to exercise the SunTrust Option Fee at anytime from and after the satisfaction of the SunTrust obligation as provided for herein.

                  (e)  Each  Advisor  Source  introduced  to the  Company  under
Section 2 (c) on the date of this Agreement shall be listed in Schedule A annexed hereto and made a part hereof. Subsequent to the date of this Agreement and immediately upon the Advisor's introduction of an Advisor Source to the Company, the Advisor shall amend Schedule A to include each additional Advisor Source and deliver such amended Schedule A to the Company and the Escrow Agent within ten (10) days of such introduction.

                  (f) The Company shall pay to the Advisor a retainer fee in the amount of Thirty Thousand Dollars ($30,000). Ten Thousand Dollars ($10,000) to be paid upon the release by SunTrust Bank of garnishments of the Company's checking accounts, and Twenty Thousand dollars ($20,000) to be paid when the Company closes a working capital loan, or equity financing in an amount greater than Eight Hundred Thousand ($800,000). The Retainer Fee shall be paid to the Advisor by the Company in certified funds or by wire transfer of immediately available funds to the accounts designated by the Advisor.

                  (g) Except as otherwise provided for herein:

                  (i) All fees due to the Advisor hereunder shall have no offsets, are non-refundable, non-cancelable and shall be free and clear of any and all encumbrances.

                           (ii) All cash fees due the Advisor hereunder shall be
paid to the Advisor immediately upon closing of any Equity Financing, Merger, and Transaction (collectively, the "Fee Transaction") by wire transfer of immediately available funds from the proceeds of the Fee Transaction, either directly or from the formal or informal escrow arrangement established for the Fee Transaction (collectively, the "Closing Agent"), pursuant to the written wire transfer instructions of the Advisor to the Closing Agent.

Advisor Initial:________                             Company Initial:_______

                           (iii) All securities  fees due the Advisor  hereunder
shall be made via DTC or the DWAC system, or by certified certificates, as applicable, and shall be delivered to the Advisor from the Closing Agent immediately upon closing of any Fee Transaction.

                           (iv) All  securities  fees due the Advisor  hereunder
shall be duly issued, fully-paid (exclusive of warrants or options) and non-assessable and shall be in the same form, with the same terms and conditions as the securities provided to the Company pursuant to any Fee Transaction.

                           (v) All fees due the Advisor  hereunder shall be paid
in shares of the Common Stock and warrants and/or options to purchase shares of the Common Stock (collectively, the "Registerable Stock") shall be duly issued, fully-paid (exclusive of warrants or options), non-assessable. Notwithstanding anything otherwise contained herein, the Company agrees that it shall provide piggyback registration rights and register the Registerable Stock, on Form SB-2, S-3, S-4 or similar registration statement and in compliance with any and all federal and state securities laws, in the name(s) of and to the account(s) designated by the Advisor. The Company agrees to pay all costs associated with registering the Registerable Stock for resale.

                  (h) The Company authorizes and directs the Closing Agent to distribute directly or from escrow any and all fees due the Advisor hereunder. The Company agrees that such fees and the manner of payment and delivery as herein provided shall be included in the documentation of any Fee Transaction.

                  SECTION 3. EXPENSES. The Company shall reimburse the Advisor for all out-of-pocket expenses incurred by the Advisor in connection with its duties hereunder, including but not limited to the Advisor's due diligence activities with respect to the Company. Any such expenses shall require the prior written approval of the Company and shall be evidenced by written documentation prior to reimbursement. Reimbursement by the Company to the Advisor will be made within thirty (30) days of the Company's receipt of said documentation.

                  SECTION 4. TERMINATION FEE. Provided that the Advisor is proceeding in good faith at all times, the Company warrants that it will not terminate this Agreement for any reason unless such termination is made pursuant to Section 5 of this Agreement. The Company also warrants that it will not terminate, cancel or rescind any agreements, term sheets or letters of intent pursuant to any Equity Financing, Merger, Transaction or Other Transaction the Company enters into that was facilitated by the Advisor unless such cancellation is made pursuant to pertinent "out clauses" of those respective documents ("Just Cause"). In the event the Company elects not to proceed with a Equity Financing, Merger, Transaction or Other Transaction that was facilitated by the Advisor without just cause, the Company shall immediately pay to the Advisor a termination fee equal to fifty percent (50%) of the total fees that would have been paid to the Advisor had the transaction been effected.

Advisor Initial:________                             Company Initial:_______

                  SECTION 5. TERMINATION. This Agreement and the Advisor's engagement hereunder shall not be terminated by Company under any circumstances nor for any reason whatsoever, unless all compensation due to Advisor pursuant to Section 2 above has been distributed to the Advisor from the Closing Agent.

                  SECTION 6. CONFIDENTIAL INFORMATION. The Advisor agrees that during and after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 7) (all of the foregoing is referred to herein as the "Confidential Information"). The Advisor agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company's facilities at any time during the Term except, in each case, as required in connection with the Advisor's duties hereunder.

                  Notwithstanding the foregoing, the parties agree that the Advisor is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Advisor's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as the Advisor and that, at all times, the Advisor is free to conduct any research relating to the Company's business.

                  SECTION 7. OWNERSHIP OF PROPRIETARY INFORMATION. The Advisor agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of the Company's business created, discovered, developed by the Company or any of its affiliates during the Term, and information relating to the Company's customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company's Affiliates, its employees and/or advisors (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

                  All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Advisor that does not include any specific information relative to the Company's proprietary information, shall be the sole and exclusive property of the Advisor.

Advisor Initial:________                             Company Initial:_______

                  SECTION 8. INDEMNIFICATION. The Company represents that all materials provided or to be provided to the Advisor or any third party regarding the Company's financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws. The Company agrees to indemnify and hold harmless the Advisor and its advisors, professionals and affiliates, the respective directors, officers, partners, members, managers, agents and employees and each other person, if any, controlling the Advisor or any of its affiliates to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys' fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statement omitted to be made) by the Company, its agents or employees which relate to the scope of this Agreement and the performance of the services by the Advisor contemplated hereunder. The Advisor will indemnify and hold harmless the Company and the respective directors, officers, agents, affiliates and employees of the Company from and against all losses, claims damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of the Advisor. Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Advisor, as applicable, of any loss, claim, damage or expense for which the Company or the Advisor, as applicable, may become liable pursuant to this
Section 8. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or the Advisor, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between the Advisor and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

                  The Company or the Advisor, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.

                  The rights stated pursuant to this Section 8 shall be in addition to any rights that the Advisor, the Company, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.

                  SECTION 9. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given:
(a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.


       If to the Company:        Hy-Tech Technologies Group, Inc.
                                 1840 Boy Scout Dr.
                                 Fort Meyers, FL 33907
                                 Telephone:        (239) 278-4111
                                 Facsimile:        (239) 278-4691
                                 Attention: Mr. Gary F. McNear, CEO

                                       6
Advisor Initial:________                             Company Initial:_______

       If to the Advisor:        Altos Bancorp, Inc.
                                 101 First St., PMB 493
                                 Los Altos, CA  94022
                                 Telephone:        (650) 941-6726
                                 Facsimile:        (801) 681-3117
                                 Attention:  Mr. Martin Nielson, CEO

       With copies to:           Kaplan Gottbetter & Levenson, LLP
                                 630 Third Avenue
                                 New York, NY 10017
                                 Telephone:        (212) 983-6900
                                 Facsimile:        (212) 983-9210
                                 Attention:  Mr. Adam S. Gottbetter

       With copies to:           Maximum Ventures, Inc.
                                 1175 Walt Whitman Road, Suite 100
                                 Melville, New York  11747
                                 Telephone:  (631) 424-9009
                                 Telecopy:  (631) 424-9010
                                 Attention: Mr. Abraham "Avi" Mirman, President


                  SECTION 10. STATUS OF ADVISOR. The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for on behalf of or represent the Company. This Agreement does not create a partnership or joint venture.

                  SECTION 11. OTHER ACTIVITIES OF ADVISOR. The Company recognizes that the Advisor now renders and may continue to render financial consulting and other investment banking services to other companies that may or may not conduct business and activities similar to those of the Company. The Advisor shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

                  SECTION 12. SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by the Advisor without the prior written consent of the Company. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of the Advisor, which consent shall not be unreasonably withheld.

                  SECTION 13. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

Advisor Initial:________                             Company Initial:_______

                  SECTION 14. ENTIRE AGREEMENT; MODIFICATION. This Agreement and the schedule hereto contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

                  SECTION 15. NON-WAIVER. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                  SECTION 16. REMEDIES FOR BREACH. The Advisor and Company mutually agree that any breach of Sections 2, 4, 5, 6, 7, 8 or 9 of this Agreement by the Advisor or the Company may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party's obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies that may be available to it. The defaulting party shall pay all attorney's fees and costs incurred by the other party in enforcing this Agreement.

                  SECTION 17. GOVERNING LAW. The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of New York. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York without regard to such state's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the state and/or federal courts situate in the county and state of New York. Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described. Service of process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

                  SECTION  18.  HEADINGS.  The  headings  of  the  Sections  are
inserted  for   convenience   of  reference   only  and  shall  not  affect  any
interpretation of this Agreement.

Advisor Initial:________                             Company Initial:_______

                  SECTION 19. COUNTERPARTS. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


                      [Signature Page Immediately Follows]

Advisor Initial:________                             Company Initial:_______

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                        HY-TECH TECHNOLOGIES GROUP, INC.


                        By: _____________________________
                        Gary F. McNear, CEO


                        ALTOS BANCORP, INC.


                        By: _____________________________
                        Martin Nielson, CEO


                        Gary F. McNear, trustee for the
                        Gary F. McNear Revocable Trust dated March 17, 1998

                        By: _____________________________
                                 Gary F. McNear


                        Susan M. McNear, trustee for the
                        Susan M. McNear Revocable Trust dated March 17, 1998

                        By: _____________________________
                                 Susan M. McNear


                        Craig W. Conklin, trustee for the
                        Craig W. Conklin Revocable Trust dated April 19, 2000

                        By: _____________________________
                                 Craig W. Conklin


                        Margaret L. Conklin, trustee for the
                        Margaret L. Conklin Revocable Trust dated April 19, 2000

                        By: _____________________________
                                 Margaret L. Conklin

Advisor Initial:________                             Company Initial:_______

                                   SCHEDULE A

         MERGER, ACQUISITION, STRATEGIC ALLIANCE, LENDER & INVESTOR LIST

                      For: Hy-Tech Technologies Group, Inc.

                             By: Altos Bancorp, Inc.

                                  CONFIDENTIAL

Advisor Initial:________                             Company Initial:_______

                                   SCHEDULE B

The following calculation is upon the assumption that as of the date of the execution of this contract, HYTT has approximately 27 million shares outstanding on a fully-diluted basis (assuming the certificate to Mercatus for 13,888,889 shares will be cancelled).

Shares by McNear, Conklin, and affiliates subject to option (10,000,000 shares) and irrevocable proxy (15,838,448):

                                                             Shares Subject     Shares
                                                             To Option          Subject to
                                                                                Proxy*


Gary F. McNear, trustee for the
Gary F. McNear Revocable Trust dated March 17, 1998            3,959,612          3,959,612

Susan M. McNear, trustee for the
Susan M. McNear Revocable Trust dated March 17, 1998           1,040,388          3,959,612

Craig W. Conklin, trustee for the
Craig W. Conklin Revocable Trust dated April 19, 2000          3,959,612          3,959,612

Margaret L. Conklin, trustee for the
Margaret L. Conklin Revocable Trust dated April 19, 2000       1,040,388          3,959,612
                                                              ----------          ---------

Total                                                         10,000,000         15,838,448


* The proxy will be irrevocable for (a) the term of the option with respect to shares that are subject to the option and (b) six (6) months with respect to shares that are not subject to the option.

Advisor Initial:________                             Company Initial:_______